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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 26, 1999

                            QUINTESSENCE OIL COMPANY
             (Exact name of registrant as specified in its charter)


    Wyoming                          0-21811                     83-0317306

(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                  Identification No.
incorporation)


                  4424 Skylane Avenue, Riverton Wyoming 82501

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number including area code: (307) 856-1577



               -------------------------------------------------
         (Former name or former address, if changed since last report)




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        ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                (a) Pursuant to a Stock Purchase Agreement (the "Agreement") by and between Quintessence Oil Company (the "Registrant") and various investors specified therein (the "Investors"), dated as of March 26, 1999, the Registrant sold to the Investors, and the Investors purchased from the Registrant, an aggregate of 4,840,000 shares of its Common Stock, par value $0.00001 per share (the "Common Stock"), representing approximately 82.88% of all of the outstanding shares of the Registrant, at a price of $0.001 per share, or an aggregate price of $4,840.00. The consummation of such purchase and sale occurred on March 26, 1999 after the Board of Directors of the Registrant approved of the transactions contemplated by the Agreement. Such stock purchase by the Investors has resulted in a change in control of the Registrant and the Investors ownership of approximately 82.88% of the equity and voting power of the Registrant provides the Investors with the power to elect a majority of the Board of Directors of the Registrant, and accordingly, the power to direct the business and affairs of the Registrant.

        The Investors obtained all of the funds required for the acquisition of the shares of Common Stock referred to above from personal funds.

        Immediately prior to the transactions contemplated by the Agreement, the Board of Directors of the Registrant consisted of Nick Bebout, Tom Kerr and Tom Swanson who owned 21.88%, 0% and 17.5%, respectively, of the then outstanding shares of Common Stock of the Registrant. In addition, Mr. Bebout was the President and Treasurer, Mr. Kerr was the Vice President and Mr. Swanson was the Secretary of the Registrant.

        Subsequent to the closing of the transactions contemplated by the Agreement, Messrs. Bebout, Kerr and Swanson resigned from their posts as officers of the Registrant and Messrs. Kerr and Swanson resigned as directors. Mr. Bebout then appointed Raymond Wedel, Jr. and Donald Christensen as directors to replace the two directors who resigned. Thereafter, Mr. Bebout resigned as a director. Mr. Raymond Wedel was then appointed the President, Secretary and Treasurer of the Registrant.

        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                (c) Exhibits

                        2.1 Stock Purchase Agreement between Quintessence Oil Company and the Investors dated March 26, 1999.

                        99.1    Press Release dated April 19, 1999.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       QUINTESSENCE OIL COMPANY
                                       a Wyoming corporation


Date:   April 15, 1999                 By: /s/ Raymond Wedel
                                           -------------------------------------
                                       Name:   Raymond Wedel
                                       Title:  President, Secretary
                                               and Treasurer



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